Exhibit 31.3
CERTIFICATION
PURSUANT TO RULE 13a-14(a) AND RULE 15d-14(a) UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, Paul J. Maddon, M.D., Ph.D., certify that:
1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Progenics Pharmaceuticals, Inc.; and

2.	Based on my knowledge, this Amendment No. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: September 18, 2007	/s/ Paul J. Maddon, M.D., Ph.D.
Paul J. Maddon, M.D., Ph.D.
Chief Executive Officer and Chief Science Officer (Principal Executive Officer)